UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2011

Berkshire Bancorp Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	01-13649 (Commission File Number)	94-2563513 (IRS Employer Identification No.)
160 Broadway, New York, New York 10038
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (212) 791-5362

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As previously reported, in January 2009, the Company’s wholly-owned subsidiary, The Berkshire Bank, filed an arbitration proceeding with the Financial Industry Regulatory Authority against the issuing financial institution of the auction rate securities in the Bank’s investment portfolio. On May 16, 2011, the Bank entered a settlement agreement with that institution, pursuant to which, in settlement of all claims made by the Bank, the institution agreed to pay to the Bank, within 30 days of the execution of the Agreement, the sum of $42.5 Million.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BERKSHIRE BANCORP INC.

By:	/s/ Steven Rosenberg
Steven Rosenberg
President

Dated: May 18, 2011